Exhibit 4.23
THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED OR QUALIFIED FOR SALE UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION, UNLESS THE HOLDER HEREOF PROVIDES THE COMPANY WITH AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT THE PROPOSED SALE OR TRANSFER IS EXEMPT FROM SUCH REGISTRATION REQUIREMENTS.
WARRANT TO PURCHASE
SHARES OF
COMMON STOCK
Void after ___, 2011
     THIS IS TO CERTIFY that, as of this ______ day of ____________, 2008, for value received and subject to the provisions hereinafter set forth, ___________________________ (the “Purchaser”), is entitled to purchase from Cytocore, Inc., a Delaware corporation (the “Company”), at any time from the date hereof to and including ___, 2011 (the “Expiration Date”), at a price initially equal to Two Dollars ($2.00) per share (the “Warrant Calculation Price”), __________________  (_____) (the “Warrant Number”) shares of the Common Stock of the Company (the “Stock”).
     The aggregate price for the shares of Stock purchasable hereunder shall be equal to the initial Warrant Calculation Price multiplied by the number of shares initially purchasable hereunder. Such aggregate price is not subject to adjustment and is herein sometimes referred to as the “aggregate Warrant Price.” The Warrant Calculation Price per share is, however, subject to adjustment as hereinafter provided (such price, or such price as last adjusted, as the case may be, being herein referred to as the “Per Share Warrant Price”). The Warrant Number is likewise subject to adjustment as hereinafter provided.
     1. Exercise of Warrant. Subject to the conditions hereinafter set forth, this Warrant may be exercised in whole at any time, or in part from time to time, by the holder hereof, by the surrender of this Warrant (with the subscription form at the end hereof duly executed) at the principal office of the Company in Chicago, Illinois, or at such other office as the Company may designate by written notice to the holder hereof within the above-mentioned period and, at the election of the holder, by paying to the Company the Aggregate Warrant Price (or the proportionate part thereof if exercised in part) for the shares so purchased in current funds, which payment shall be made in cash or by certified or official bank check.
     If this Warrant is exercised in respect of fewer than all of the shares of Stock at the time purchasable hereunder, the holder hereof shall be entitled to receive a new Warrant covering the number of shares in respect of which this Warrant shall not have been exercised and setting forth the Aggregate Warrant Price applicable to such shares. Notwithstanding anything to the contrary set forth herein, this Warrant or any new Warrant issued as the result of a partial exercise hereof and all rights and options hereunder or thereunder shall expire and shall be wholly null and void to the extent this Warrant or such new warrant is not exercised before it expires at the close of business on the Expiration Date.
     2. Reservation of Stock. The Company covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and in reserve, a sufficient number of shares of its Stock to provide for the exercise of the rights represented by this Warrant.
     3. Protection Against Dilution. Subject and pursuant to the provisions of this Section 3, the Warrant Price and the Warrant Calculation Number shall be subject to adjustment from time to time as set forth hereinafter.
          (a) If the Company shall, at any time or from time to time while this Warrant is outstanding, pay a dividend or make a distribution on its Common Stock in shares of Common Stock, subdivide its outstanding shares of Common Stock into a greater number of shares or combine its outstanding shares of Common Stock into a smaller number of shares or issue by reclassification of its outstanding shares of Common Stock any shares of its capital stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then the Warrant Calculation Number and the Warrant Price in effect immediately prior to the date upon which such change shall become effective, shall be adjusted by the Company so that the Warrantholder thereafter exercising the Warrant shall be entitled to receive the number of shares of Common Stock or other capital stock which the Warrantholder would have received if the Warrant had been exercised immediately prior to such event upon payment of a Warrant Price that has been adjusted to reflect a fair allocation of the economics of such event to the Warrantholder. Such adjustments shall be made successively whenever any event listed above shall occur.
          (b) If any capital reorganization, reclassification of the capital stock of the Company, consolidation or merger of the Company with another corporation in which the Company is not the survivor, or sale, transfer or other disposition of all or substantially all of the Company’s assets to another corporation shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition, lawful and adequate provision shall be made whereby each Warrantholder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Warrant Shares immediately theretofore issuable upon exercise of the Warrant, such shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of Warrant Shares equal to the number of Warrant Shares immediately theretofore issuable upon exercise of the Warrant, had such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of each Warrantholder to the end that the provisions hereof (including, without limitation, provision for adjustment of the Warrant Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The Company shall not effect any such consolidation, merger, sale, transfer or other disposition unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume the obligation to deliver to the Warrantholder, at the last address of the Warrantholder appearing on the books of the Company, such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Warrantholder may be entitled to purchase, and the other obligations under this Warrant. The provisions of this paragraph (b) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers or other dispositions.
          (c) In case the Company shall fix a payment date for the making of a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends or distributions referred to in Section 8(a)), or subscription rights or warrants, the Warrant Price to be in effect after such payment date shall be determined by multiplying the Warrant Price in effect immediately prior to such payment date by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding multiplied by the Market Price (as defined below) per share of Common Stock immediately prior to such payment date, less the fair market value (as determined by the Company’s Board of Directors in good faith) of said assets or evidences of indebtedness so distributed, or of such subscription rights or warrants, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such Market Price per share of Common Stock immediately prior to such payment date. “Market Price” as of a particular date (the “Valuation Date”) shall mean the following: (a) if the Common Stock is then listed on a national stock exchange, the closing sale price of one share of Common Stock on such exchange on the last trading day prior to the Valuation Date; (b) if the Common Stock is then quoted on The Nasdaq Stock Market, Inc. (“Nasdaq”), the National Association of Securities Dealers, Inc. OTC Bulletin Board (the “Bulletin Board”) or such similar exchange or association, the closing sale price of one share of Common Stock on Nasdaq, the Bulletin Board or such other exchange or association on the last trading day prior to the Valuation Date or, if no such closing sale price is available, the average of the high bid and the low asked price quoted thereon on the last trading day prior to the Valuation Date; or (c) if the Common Stock is not then listed on a national stock exchange or quoted on Nasdaq, the Bulletin Board or such other exchange or association, the fair market value of one share of Common Stock as of the Valuation Date, shall be determined in good faith by the Board of Directors of the Company and the Warrantholder. If the Common Stock is not then listed on a national securities exchange, the Bulletin Board or such other exchange or association, the Board of Directors of the Company shall respond promptly, in writing, to an inquiry by the Warrantholder prior to the exercise hereunder as to the fair market value of a share of Common Stock as determined by the Board of Directors of the Company. In the event that the Board of Directors of the Company and the Warrantholder are unable to agree upon the fair market value in respect of subpart (c) hereof, the Company and the Warrantholder shall jointly select an appraiser, who is experienced in such matters. The decision of such appraiser shall be final and conclusive, and the cost of such appraiser shall be borne equally by the Company and the Warrantholder. Such adjustment shall be made successively whenever such a payment date is fixed.

          (d) An adjustment to the Warrant Price shall become effective immediately after the payment date in the case of each dividend or distribution and immediately after the effective date of each other event which requires an adjustment.
          (e) In the event that, as a result of an adjustment made pursuant to this Section 3, the Warrantholder shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, the number of such other shares so receivable upon exercise of this Warrant shall be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Warrant.
     4. Ownership Cap and Certain Exercise Restrictions. (a) Notwithstanding anything to the contrary set forth in this Warrant, at no time may a Holder of this Warrant exercise this Warrant if the number of shares of Common Stock to be issued pursuant to such exercise would exceed, when aggregated with all other shares of Common Stock owned by such Holder at such time, the number of shares of Common Stock which would result in such Holder owning more than 4.999% of all of the Common Stock outstanding at such time; provided, however, that upon a holder of this Warrant providing the Company with sixty-one (61) days notice (pursuant to Section 16 hereof) (the “Waiver Notice”) that such Holder would like to waive this Section 4 with regard to any or all shares of Common Stock issuable upon exercise of this Warrant (and upon consent of the Company, which will not be unreasonably withheld), this Section 4 will be of no force or effect with regard to all or a portion of the Warrant referenced in the Waiver Notice; provided, further, that this provision shall be of no further force or effect during the sixty-one (61) days immediately preceding the expiration of the term of this Warrant.
     (b) The Holder may not exercise the Warrant hereunder to the extent such exercise would result in the Holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) in excess of 9.999% of the then issued and outstanding shares of Common Stock, including shares issuable upon exercise of the Warrant held by the Holder after application of this Section; provided, however, that upon a holder of this Warrant providing the Issuer with a Waiver Notice that such holder would like to waive this Section 4.13 with regard to any or all shares of Common Stock issuable upon exercise of this Warrant, this Section 4.13 shall be of no force or effect with regard to those shares of Warrant Stock referenced in the Waiver Notice; provided, further, that this provision shall be of no further force or effect during the sixty-one (61) days immediately preceding the expiration of the term of this Warrant.
     5. Fractional Shares. Fractional shares shall not be issued upon the exercise of this Warrant but in any case where the holder hereof would, except for the provisions of this paragraph, be entitled under the terms hereof to receive a fractional share upon the complete exercise of this Warrant, the Company shall, upon the exercise of this Warrant for the largest number of whole shares then called for, pay a sum in cash equal to the excess of the Fair Market Value of such fractional share over the proportional part of the Per Share Warrant Price represented by such fractional share.

     6. Fully Paid Stock; Taxes. The Company covenants and agrees that the shares of stock represented by each and every certificate for its Stock to be delivered on any exercise of this Warrant shall, at the time of such delivery, be duly authorized, validly issued and outstanding and be fully paid and nonassessable. The Company further covenants and agrees that it will pay when due and payable any and all federal and state taxes, other than taxes on income, which may be payable in respect of this Warrant or any Stock or certificates therefor upon the exercise of the rights herein provided for pursuant to the provisions hereof. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the transfer and delivery of stock certificates in the name other than that of the holder of the Warrant converted, and any such tax shall be paid by such holder at the time of presentation.
     7. Closing of Transfer Books. The holder of this Warrant shall continue to have the right to exercise this Warrant even during a period when the stock transfer books of the Company for its Stock are closed. The Company shall not be required, however, to deliver certificates of its Stock upon such exercise while such books are duly closed for any purpose, but the Company may postpone the delivery of the certificates for such Stock until the opening of such books, and they shall, in such case, be delivered forthwith upon the opening thereof, or as soon as practicable thereafter.
     8. Redemption
     8.1 Right to Redeem. The Company may, at its option, redeem the Warrants in whole or in part on a pro rata basis for a redemption price of $.05 per Warrant (the “Redemption Price”) on 15 days prior written notice to the Warrant Holders. The right to redeem the Warrants may be exercised by the Company only in the event (i) the average of the closing sale prices of the Company’s common stock is at or above $4.00 per share for twenty (20) consecutive trading days preceding the date the Warrants are called, (ii) the Warrant Securities can be resold pursuant to an effective registration statement under the Act, (iii) the expiration of the 15 days notice period is within the Exercise Period. In the event the Company exercises its right to redeem the Warrants, the Expiration Date will be deemed to be, and the Warrants will be exercisable until the close of business on, the date fixed for redemption in such notice (the “Redemption Date”). If any Warrant called for redemption is not exercised by such time, it will cease to be exercisable and the Warrant Holder thereof will be entitled only to the Redemption Price.
     8.2 Termination of Rights. From and after the Redemption Date, all rights of the holders of record of redeemed Warrants (except the right to receive the Redemption Price) shall terminate.
     8.3 Payment of Redemption Price. The Company shall pay to the holders of record of redeemed Warrants all amounts to which the holders of record of such redeemed Warrants who shall have surrendered their Warrants are entitled.
     9. Restrictions on Transferability of Warrants and Shares; Compliance with Securities Act; Exchange, Assignment or Loss of Warrant. This Warrant and the Stock

issued upon the exercise hereof, and any security into which such Stock may be convertible (“Underlying Stock”) shall not be transferable except upon the conditions hereinafter specified, which conditions are intended to insure compliance with the provisions of the Securities Act of 1933, as amended, or any similar Federal statute at the time in effect (the “Securities Act”) in respect of the transfer of any Warrant or any such Stock or any security into which such Stock may be convertible.
          9.1 Assignments Generally. Except as may otherwise be expressly provided herein, this Warrant is exchangeable, without expense, at the option of the holder, upon compliance with the express provisions of this Section 9 and presentation and surrender of the Warrant to the Company, for other Warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Stock purchasable hereunder. Any assignment shall be made by surrender of this Warrant to the Company with the Form of Assignment annexed hereto duly executed and funds sufficient to pay any transfer tax. Upon compliance with the express provisions of this Section 9, the Company shall, without charge, cause to be executed and delivered a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other warrants that carry the same rights upon presentation hereof to the Company together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the holder hereof.
          9.2 Notice of Proposed Transfer; Opinion. The holder of each Warrant or any Underlying Stock that is not the subject of a registration statement effective under the Securities Act (“Restricted Stock”), by acceptance thereof, agrees to give prior written notice to the Company of such holder’s intention to transfer such Warrant or the Restricted Stock (as hereinafter defined) relating thereto or such Restricted Stock (or any portion thereof), describing briefly the manner and circumstances of the proposed transfer, including the identity of the proposed transferee and the consideration to be paid thereby. Promptly after receiving such written notice, the Company shall present copies thereof to Company counsel and, if required by the Company, to counsel designated by such holder. If in the opinion of each such counsel the proposed transfer may be effected without registration or qualification under any Federal or State law of such Warrant or the Underlying Shares or such Restricted Stock, the Company, as promptly as practicable, shall notify such holder of such opinion and of the terms and conditions, if any, to be observed, whereupon such holder shall be entitled to transfer such Warrant or such Restricted Stock, all in accordance with the terms of the notice delivered to such holder by the Company.
          If in the opinion of either of such counsel (such opinion to state the basis of the legal conclusions reached therein) the proposed transfer described in the written notice given pursuant to this subparagraph may not be effected without such registration or qualification or without compliance with the conditions of an exemptive regulation of the Commission, the Company shall promptly notify such holder and thereafter such holder shall not be entitled to effect such transfer until receipt of a subsequent notice from the Company pursuant to the immediately preceding sentence or until such registration or qualification or filing has become effective. All fees and expenses of the Company’s counsel shall be borne by the Company and the fees of the counsel, if any, designated by any holder of this Warrant or Restricted Stock shall be borne by such holder.
          Notwithstanding anything to the contrary set forth herein, no opinion of counsel shall be required in the case of transfers to affiliates of the holder of this Warrant or of the Underlying Stock.
          9.3. Certain Assignments Following Registration. Notwithstanding anything to the contrary contained herein, if the Company has registered the Underlying Stock pursuant to a Registration Statement which has been declared effective by the Securities and Exchange Commission (“SEC”) and, thereafter, the holder purports to assigns all or a portion of the Underlying Stock to any other person, the assignee shall have the right to cause the Registration Statement to be amended or the prospectus related thereto to be supplemented, in either case to name such assignee as a selling stockholder, provided that (i) the use of a post-effective amendment or a supplement to the prospectus is permitted by applicable law for such purpose, and (ii) all costs and expenses to the Company, including without limitation legal and accounting expenses, incurred to so amend such Registration Statement or supplement the Prospectus shall be paid by the assignee requesting such amendment (or shared on a pro rata basis to the extent more than one assignee requests such amendment).
          9.4. Restrictive Legends. Each Warrant shall bear on the face thereof a legend substantially in the form of the notice endorsed on the first page of this Warrant.
          Each certificate for shares of Underlying Stock initially issued upon the exercise of any Warrant and each certificate for shares of Underlying Stock issued to a subsequent transferee of such certificate shall, unless otherwise permitted by the provisions of this Section 9 bear on the face thereof a legend reading substantially as follows:
THE TRANSFER, SALE, ASSIGNMENT, PLEDGE AND ENCUMBRANCE OF OTHER DISPOSITION OF THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN THE WARRANT UNDER WHICH THESE SHARES WERE ISSUED AND WHICH TERMS CONTINUE IN EFFECT FOLLOWING THE EXERCISE THEREOF. A COPY OF THE WARRANT IS ON FILE IN THE OFFICE OF THE SECRETARY OF THE COMPANY. NO SALE OR OTHER TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE EFFECTED EXCEPT PURSUANT TO THE TERMS OF THE WARRANT.
          9.5 Removal of Legend. In the event that the Company shall receive an opinion of its counsel or counsel of the holder, which opinion is reasonably acceptable to it, that, in the opinion of such counsel, such legend is not, or is no longer, necessary or required (including, without limitation, because of the availability of the exemption afforded by Rule 144 of the General Rules and Regulations of the Securities and Exchange Commission), the Company shall, or shall instruct its transfer agents and registrars to, remove such legend from the certificates evidencing the Restricted Stock or issue new certificates without such legend in lieu thereof.
     10. Partial Exercise and Partial Assignment. If this Warrant be exercised in part only, the holder hereof shall be entitled to receive a new Warrant covering the number of shares in respect of which this Warrant shall not have been exercised as provided in paragraph 1 hereof. If this Warrant is partially assigned, this Warrant shall be surrendered at the principal office of the Company (with the partial assignment form at the end hereof duly executed), and thereupon a new Warrant shall be issued to the holder hereof covering the number of shares not assigned and setting forth the proportionate Aggregate Warrant Price applicable to such shares not assigned. The assignee of such partial assignment of this Warrant shall also be entitled to receive a new Warrant covering the number of shares so assigned and setting forth the proportionate Aggregate Warrant Price applicable to such assigned shares.
     11. Registration Rights
          11.1 Definitions. As used in this Section 11, the following terms shall have the meanings set forth below:
          (a) The terms “register,” “registered” and “registration” shall refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of the effectiveness of such registration statement or document.
          (b) The term “Registrable Securities” shall mean together in the aggregate: (A) the Underlying Stock issued or issuable upon exercise of this Warrant and (B) the Stock held by or issuable upon exercise of any warrant or conversion of convertible security to any other persons with similar registration rights as provided in this Warrant.
          (c) The term “Holder” means any person owning of record Registrable Securities.
          11.2 Piggy-back Registration Rights. If (but without any obligation to do so) at any time prior to the date one (1) year after the Purchaser has fully exercised this Warrant, the Company proposes to register any of its securities under the Act in connection with the public offering of such securities solely for cash (other than a registration on Form S-4, Form S-8 or any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities and a registration statement relating to a PIPE (private investment public equity) or similar transaction), the Company shall, each such time, promptly give the Holder written notice of such registration. Upon the written request of the Holder given within twenty (20) days after receipt of such written notice from the Company, the Company shall, subject to the provisions of Section 11, cause to be registered under the Act all of the Registrable Securities that the Holder has requested to be registered; provided, however, that if the managing underwriter of any underwritten offering by the Company expresses reasonable written objection to the registration of all of the Registrable Securities, then the Registrable Securities which shall be registered in such offering on behalf of holders of Registrable Securities shall be reduced in the proportion equal to the average proportion of reduction as that of all such holders seeking registration in connection with such offering, subject to any rights granted to other holders of securities of the Company that are expressly by the terms of their agreements with the Company entitled to have priority registration rights. The inclusion of any of the Purchaser’s Registrable Securities in a registration statement filed by the Company and declared effective by the SEC shall be deemed to be the exercise by such Purchaser of the piggy-back registration rights granted herein to such Purchaser except as to such Registrable Securities as were not registered as a result of the immediately preceding sentence.
     11.3 Obligations of the Company. Whenever required hereunder to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:
          (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and act diligently to cause such registration statement to become effective as promptly as practicable and maintain the effectiveness of the registration statement (i) in the case of firm commitment underwritten public offering, until each underwriter has completed the distribution of all of the securities purchased by it, and (ii) in the case of any other offering, 180 days after the effective date thereof, except that in the case of registrations on Form S-3 or its equivalent, those registration statements shall in any event be kept effective until at least one (1) year after the Purchaser has fully exercised this Warrant.
          (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.
          (c) Furnish to the Purchasers such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.
          (d) Use its best efforts to register and qualify the securities covered by such registration statement under the securities laws of such jurisdictions as shall be reasonably requested by the Purchasers for the distribution of the securities covered by the registration statement, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction.
          (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement with terms generally satisfactory to the managing underwriter of such offering.

          (f) Notify the Purchasers, promptly after the Company shall have received notice thereof, of the time when the registration statement becomes effective or any supplement to any prospectus forming a part of the registration statement has been filed.
          (g) Notify the Purchasers of any stop order suspending the effectiveness of the registration statement and use its reasonable best efforts to remove such stop order.
          11.4 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant hereto that the Purchaser, having chosen to have its Registrable Securities included for registration, shall furnish to the Company such information regarding the Purchaser, its Registrable Securities and the intended method of disposition of such securities as shall be required to effect the registration thereof. The Purchaser shall be required to represent to the Company that all such information that is given is complete and accurate in all material respects. The Purchaser shall deliver to the Company a statement in writing from the beneficial owners of such securities that such beneficial owners bona fide intend to sell, transfer or otherwise dispose of such securities.
          11.5 Expenses.
          (a) Registration Expenses. All expenses incurred by the Company in complying with the terms of Sections 11.2 and 11.3 hereof, including without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, “Blue Sky” fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company) shall be borne by the Company.
          (b) Selling Expenses. All underwriting discounts, underwriters’ expense allowance, and selling commissions applicable to the sale of Registrable Securities by the Purchasers and all fees and disbursements of any special counsel (other than the Company’s regular counsel) shall be borne by the Purchasers of the Registrable Securities so registered pro rata on the basis of the number of Registrable Securities so registered.
          11.6 Underwriting Requirements; Lock-up Provisions. All Purchasers proposing to distribute their Registrable Securities through an underwriting in which the Company has proposed or is proposing to participate, shall (together with the Company and any other Purchasers distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for underwriting by the Company. If any Purchaser disapproves of the terms of any such underwriting, such Purchaser may elect to withdraw therefrom by written notice to the Company and the managing underwriter; such notice to be given by the Purchaser not later than two (2) business days following receipt of the Company’s notice (which shall include the terms of the underwriting agreement) to Purchaser that the Company will file a registration statement (not later than five (5) business days after such Company’s notice) which will include a preliminary prospectus which sets forth the number of shares of Common Stock to be offered for sale by selling stockholders. Any Registrable Securities excluded or withdrawn from such underwriting shall not be withdrawn from such registration except at the election of the Purchaser.
     Notwithstanding the foregoing, the Purchaser acknowledges that if the Company elects to distribute its shares in an underwritten public offering (whether or not any Registrable Securities held by Purchaser are included as a part of such offering), the underwriter may require as a condition of the offering that the Purchaser agree to a lock-up of the Registrable Securities for a period commencing 10 days prior to the anticipated commencement of the offering and continuing for up to 180 days after completion of the offering (the “Lock-up Provision”). The Purchaser agrees that, if requested by any such underwriter and not waived by the Company, such Purchaser will be bound by such Lock-up Provisions if required by such underwriter.
          11.7 Indemnification. In the event that any Registrable Securities are included in a registration statement pursuant hereto:
          (a) To the extent permitted by law, the Company will indemnify and hold harmless each Purchaser, the officers, directors, employees, agents, attorneys and partners of each Purchaser, any underwriter (as defined in the Act) for such Purchaser and each person, if any, who controls such Purchaser or underwriter within the meaning of the Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a “Violation”): (A) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (B) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (C) any violation or alleged violation by the Company of the Act, the Exchange Act, any applicable state securities law or any rule or regulation promulgated under the Act, the Exchange Act or any applicable state securities law; and the Company will reimburse the Purchaser for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Subsection 11.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Purchaser, underwriter or controlling person; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said preliminary prospectus, said final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished by such Purchaser or any other Purchaser, for use in the preparation thereof; and further provided, however, that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any untrue statement, alleged untrue statement, omission or alleged omission made in any preliminary prospectus but eliminated or remedied in the prospectus, such indemnity agreement shall not inure to the benefit of any underwriter or broker, if a copy of the final prospectus was not sent or given to such person with or prior to the confirmation of the sale of such securities to such person.
          (b) To the extent permitted by law, each selling Purchaser will indemnify and hold harmless the Company, its directors, its officers, its employees, its agents, its attorneys, any person who controls the Company within the meaning of the Act or the Exchange Act, any underwriter (within the meaning of the Act) for the Company and any person who controls such underwriter against any losses, claims, damages or liabilities joint or several) to which the Company or any such director, officer, employee, agent, attorney, controlling person, or underwriter or controlling person may become subject, under the Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by the Purchaser expressly for use in connection with such registration; and the Purchaser will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or controlling person thereof, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Subsection 11.7b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Purchaser, which consent shall not be unreasonably withheld, and further provided that Purchaser’s obligations under this subsection shall not exceed the amount invested by Purchaser in the securities that are included in the registration to which the violation relates.
          (c) Promptly after receipt by an indemnified party under this Section 11.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 11.7 notify the indemnifying party in writing of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to notify an indemnifying party within a reasonable time of the commencement of any such action, to the extent prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 11.7 but the omission so to notify the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section.

          11.8 Reports under Exchange Act. The Company agrees to:
          (a) use its best efforts to make and keep public information available, as those terms are understood and defined in Rule 144, at all times; and
          (b) use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the Exchange Act.
          11.9 Purchaser’s Acceptance of Obligations. Acceptance of this Warrant by its Purchaser(s) shall be deemed to constitute the unqualified acceptance by the Purchaser of all of the terms and conditions set forth herein.
          11.10 Registration Rights Agreement. The provisions of this Section 11 are in addition to the rights provided the Holder described in the Registration Rights Agreement entered into between the Purchaser and the Company concurrently with the issuance of this Warrant.
     12. Lost, Stolen Warrants, etc. In case any Warrant shall be mutilated, stolen or destroyed, the Company may issue a new Warrant of like date, tenor and denomination and deliver the same in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant, or in lieu of any Warrant lost, stolen or destroyed, upon receipt of evidence satisfactory to the Company of the loss, theft or destruction of such Warrant, and upon receipt of indemnity satisfactory to the Company.
     13. Warrant Holder Not Shareholder. This Warrant does not confer upon the holder hereof any right to vote or to consent or to receive notice as a shareholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a shareholder, prior to the exercise hereof as hereinbefore provided.
     14. Severability. Should any part of this Warrant for any reason be declared invalid, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in force and effect as if this Warrant had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the parties hereto that they would have executed and accepted the remaining portion of this Warrant without including therein any such part, parts or portion which may, for any reason, be hereafter declared invalid.
     15. Notice. All notices and other communications required or permitted to be given under any Agreement shall be deemed given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, overnight delivery or confirmed facsimile transmission to the parties at the following address or fax number:

          To the Company at:
          Cytocore, Inc.
          414 North Orleans Street, Suite 502
          Chicago, Illinois 60610
          Attention: Chief Financial Officer
          Facsimile No.: 312-222-9580
To the Purchaser at: The address set forth in the Subscription Agreement under which the Purchaser acquired, among other things, this Warrant.
or, as to either party or any subsequent holder of this Warrant, to such other address and/or facsimile number as such party designates by written notice to the other party or parties.
     16. Miscellaneous.
          (a) This Warrant shall be governed by, construed and enforced in accordance with the law of the State of Illinois, without regard to its conflict of laws principles.
          (b) The agreements which are contained herein shall survive the exercise of this Warrant to the extent applicable thereafter.
     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by its duly authorized officers as of the day and year first set forth above.

CYTOCORE, INC.
By
Robert McCullough, CEO, CFO

ASSIGNMENT
(Form of Assignment to be Executed if the Warrant Holder
Desires to Transfer Warrants Evidenced Hereby)
     FOR VALUE RECEIVED,                                                                                                                                               hereby sells, assigns and transfers to                                                                                                                                                                                                           .
(Please print name and address including zip code)

Please insert social security, federal tax ID number or other identifying number:

                                                                                                                                                                                       Warrants represented by this Warrant Certificate and does hereby irrevocably constitute and appoint                                                                                                                             , Attorney, to transfer said Warrants on the books of the Company with full power of substitution.

Dated:

Signature (Signature must conform in all respects to name of holder as specified on the face of this Warrant Certificate.)
SIGNATURE GUARANTEED:

Note:	Any transfer or assignment of this Warrant Certificate is subject to compliance with the restrictions on transfer imposed under the Warrant Terms.

EXERCISE
(Form of Exercise to be Executed if the Warrant Holder
Desires to Exercise Warrants Evidenced Hereby)
TO THE COMPANY:
     The undersigned hereby irrevocably elects to exercise                             Warrants represented by this Warrant Certificate and to purchase thereunder the full number of shares of Common Stock issuable upon exercise of said Warrants and enclose $          as the purchase price therefor, and requests that certificates for such shares shall be issued in the name of, and cash for any fractional shares shall be paid to,

Please insert Social Security Number or other identifying number:

(Please print name and address, including zip code)
and, if said number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the unexercised number of Warrants may be assigned under the form of Assignment appearing hereon.

Dated:	Signature:

(Signature must conform in all respects to name of holder as specified on the face of this Warrant Certificate)
SIGNATURE GUARANTEED:

IMPORTANT: Signature guarantee must be made by a participant of STAMP or another signature guarantee program acceptable to the Securities and Exchange Commission, the Securities Transfer Association and the Transfer Agent of the Company or the Company.